Exhibit 99.1

Worldwide Restaurant Concepts, Inc. Comments on Preliminary Results for Third Quarter Fiscal 2004

SHERMAN OAKS, Calif., Feb. 18 /PRNewswire-FirstCall/ — Worldwide Restaurant Concepts, Inc. (NYSE: SZ) today announced that it expects revenues of approximately $105 million and a loss of $0.04 to $0.06 per share on a fully diluted basis for the third quarter ended February 1, 2004.

“In light of the food-borne illness incident that occurred at our Pat & Oscar’s division during the last few days of our second quarter, we anticipated that the third quarter would be challenging,” commented Charles Boppell, President and CEO of Worldwide Restaurant Concepts, Inc. “The continued strength of our international operations and growing sales momentum at Sizzler USA weren’t enough to offset the impact of the incident at Pat & Oscar’s. Although Pat & Oscar’s same store sales are expected to show a decline of nearly 26% for the quarter, we’re encouraged by the improvement in our trends during the quarter and our guests’ response to our first-ever television advertising campaign in San Diego. To further accelerate the sales recovery, Pat & Oscar’s launched its second television campaign less than two weeks ago. We’re encouraged by the early results, and if our trends continue, we’re hopeful that sales will be back on track by the end of this fiscal year,” concluded Mr. Boppell.

Mr. Boppell will be joined by Chief Financial Officer Keith Wall in a full discussion of the third quarter financial results and operating developments in the Company’s quarterly conference call scheduled for Friday, March 5, 2004 at 8:00 AM PT / 11:00 AM ET. The public will have the opportunity to listen to the live conference call over the Internet through the Company’s Web site at www.wrconcepts.com or through CCBN at www.fulldisclosure.com. For those who cannot listen to the live broadcast, a replay of the webcast will be available shortly after the call. Financial results will be released over the news wires before the market opens on Friday, March 5, 2004.

About Worldwide Restaurant Concepts

Worldwide Restaurant Concepts, Inc. operates, franchises or joint ventures 313 Sizzler® restaurants worldwide, 112 KFC® restaurants primarily located in Queensland, Australia, and 21 Pat & Oscar’s® restaurants. Additional information about the Company can be found at www.wrconcepts.com.

Certain statements contained in this document contain forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include but are not limited to statements regarding: (i) the Company’s expectation for revenues and diluted earnings per share for the third quarter of fiscal 2004; and (ii) Pat & Oscar’s sales trends for the fourth quarter of fiscal 2004. Worldwide Restaurant Concepts cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected in the forward looking statements contained herein. Such factors include, but are not limited to: (a) review of third quarter results by the Company’s independent auditors; (b) guest response to Pat & Oscar’s fourth quarter advertising and promotions; (c) economic conditions, both generally and as they affect the restaurant industry in particular, and other risks as detailed from time to time in the Company’s SEC reports, including Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Annual Reports on Form 10-K.

Forward-looking statements speak as of the dates on which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by applicable securities laws.

For further information, please contact: Keith Wall, Vice President and CFO, or Kim Forster, Vice President, Planning, both of Worldwide Restaurant Concepts, Inc., +1-818-662-9800; or Linda Chien, General Information, +1-310-407-6547, or Tricia Ross, Investor/Analyst Contact, +1-310-407-6540, both of Financial Relations Board, for Worldwide Restaurant Concepts, Inc.

SOURCE Worldwide Restaurant Concepts, Inc.
-0- 02/18/2004
/CONTACT: Keith Wall, Vice President and CFO, or Kim Forster, Vice President, Planning, both of Worldwide Restaurant Concepts, Inc., +1-818-662-9800; or Linda Chien, General Information, +1-310-407-6547, or Tricia Ross, Investor/Analyst Contact, +1-310-407-6540, both of Financial Relations Board, for Worldwide Restaurant Concepts, Inc./
/Company News On-Call: http://www.prnewswire.com/comp/157531.html /
/Web site: http://www.wrconcepts.com http://www.fulldisclosure.com /
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CO: Worldwide Restaurant Concepts, Inc. ST: California IN: REA FOD RST SU: ERN CCA